UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

6400 S. Fiddlers Green Circle, Suite 525

Greenwood Village, Colorado 80111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On September 30, 2022, the Board of Directors (the “Board”) of SOBR Safe, Inc. (the “Company”), received notice from James Bardy of his resignation as a member of the Board. Mr. Bardy’s resignation and last day of service will not be effective until the Board appoints a new independent director in his place. This appointment is expected to be effectuated within the next ten days. Such resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc.

Date: October 3, 2022	By:	/s/ David Gandini
	Name:	David Gandini
	Title:	Chief Executive Officer

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